Exhibit 99.1

Brooks Automation Reports Fiscal First Quarter Ended December 31, 2011 Results

CHELMSFORD, Mass., Feb. 9, 2012 (GLOBE NEWSWIRE) — Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy, today reported preliminary financial results for the first quarter ended December 31, 2011.

Fiscal First Quarter of 2012 Financial and Operational Highlights:

•	Revenues were $120.2 Million; Order Bookings increased 16.5% sequentially to $128.5 million;

•	GAAP EPS was $0.05 and EPS excluding special charges was $0.06;

•	Adjusted EBITDA was $10.8 million;

•	Cash, Cash Equivalents and Marketable Securities as of December 31st were $194.5 million, or $2.98 per diluted share with no Debt;

•	Generated 22 Design-in-Wins with OEM Customers, forging Continued Market Share Gains.

Management Comments

“After a slow start to the quarter our semiconductor equipment business recovered later in the quarter resulting in revenues and earnings at the high end of our guidance. We see this momentum accelerating in the March quarter and expect it to be a significant driver behind improving results. We are very pleased with the controllable aspects of our overall financial and operational performance during the first quarter including our integration of the Life Science Systems business which is moving ahead in-line with our expectations,” stated Steve Schwartz, President & Chief Executive Officer of Brooks. “We grew first quarter Life Science Systems revenue to approximately 10% of overall revenue, and we are excited about a number of new product lines we are introducing to our customers including the new Celigo® product line acquired at the end of December.”

Dr. Schwartz continued, “With our strong cash position, no debt and increasing cash flow as the cyclical market recovery continues, we believe that we will continue to be extremely well placed to continue our existing strong levels of reinvestment in the business as well as make prudently focused strategic acquisitions that build on our core competencies.”

First Quarter of Fiscal 2012 Results

Revenues for the first quarter of fiscal 2012 were $120.2 million, compared to revenues of $131.0 million in the fourth quarter of fiscal 2011 and $178.4 million in the first quarter of fiscal 2011, which included $45.9 million from the contract manufacturing business that was sold at the end of the third quarter of 2011. Revenues for the Brooks Global Services segment decreased 7.7% on a sequential basis compared to the fiscal fourth quarter of 2011, and revenues for the Brooks Product Solutions segment declined 13.4% sequentially due to overall industry weakness.

Order bookings for the first quarter of fiscal 2012 grew 16.5% to $128.5 million, compared to order bookings in the fiscal fourth quarter of $110.3 million.

Gross profit margin was 33.6% for the first quarter of fiscal 2012, compared to gross profit margins of 35.9% for the fourth quarter of fiscal 2011 and 32.1% for the first quarter of fiscal 2011. The first quarter of fiscal 2012 margins were impacted by revenue mix, adverse absorption of fixed overhead costs during the cyclical revenue decline and a number of acquisition and integration related expenses related to Brooks Life Science Systems.

Net income for the first quarter of fiscal 2012 amounted to $3.0 million, or $0.05 per diluted share, which includes $784 thousand of special charges primarily associated with the Life Science Systems merger and acquisition activities. Adjusted Net income excluding these special charges was $3.8 million and compares to $12.1 million or $0.19 per diluted share for the fourth quarter of fiscal 2011 and $23.7 million or $0.37 per diluted share in the first quarter of fiscal 2011.

Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the first quarter of fiscal 2012 was $10.8 million, which compared to $17.7 million in the fourth quarter of fiscal 2011 and $29.9 million in the first quarter of fiscal 2011. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Net cash provided by operating activities for the first quarter of fiscal 2012 was $5.1 million, which resulted in total cash and marketable securities of $194.5 million at December 31, 2011.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on March 30, 2012 to stockholders of record on March 9, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.

Guidance for Second Fiscal Quarter

The Company announced revenue and earnings guidance for the second quarter of fiscal 2012. Revenues are expected to range between $132 and $140 million and GAAP earnings, including a charge associated with the acquisition of in process research & development, is expected to range between $0.09 and $0.14. Adjusted EPS excluding this charge is expected to be between $0.15 and $0.20 per diluted share.

Conference Call

Brooks management will webcast its first quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal first quarter business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call (800) 688-0796 (US only) or (617) 614-4070 to listen to the live broadcast. The passcode for this telephone access is 633 410 70.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets, and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia. For more information, please visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers - particularly those manufacturing in Thailand - in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31, 2011	September 30, 2011
Assets
Current assets
Cash and cash equivalents	$49,213	$58,833
Restricted cash	863	1,293
Marketable securities	79,465	65,695
Accounts receivable, net	73,684	76,701
Inventories, net	102,612	107,654
Prepaid expenses and other current assets	10,467	10,348

Total current assets	316,304	320,524
Property, plant and equipment, net	67,349	68,596
Long-term marketable securities	65,826	81,290
Goodwill	88,440	84,727
Intangible assets, net	45,547	44,314
Equity investment in joint ventures	35,357	34,612
Other assets	2,981	2,557

Total assets	$621,804	$636,620

Liabilities and equity
Current liabilities
Accounts payable	$34,257	$40,199
Deferred revenue	11,980	14,073
Accrued warranty and retrofit costs	7,293	7,438
Accrued compensation and benefits	13,150	17,288
Accrued restructuring costs	321	293
Accrued income taxes payable	3,387	4,015
Accrued expenses and other current liabilities	14,040	12,433

Total current liabilities	84,428	95,739
Income taxes payable	11,706	11,728
Long-term pension liability	7,239	7,161
Other long-term liabilities	3,677	3,394

Total liabilities	107,050	118,022

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,716,314 shares issued and 66,254,445 shares outstanding at December 31, 2011, 79,737,189 shares issued and 66,275,320 shares outstanding at September 30, 2011	797	797
Additional paid-in capital	1,810,829	1,809,287
Accumulated other comprehensive income	16,273	19,480
Treasury stock at cost, 13,461,869 shares at December 31, 2011 and September 30, 2011	(200,956)	(200,956)
Accumulated deficit	(1,112,786)	(1,110,599)

Total Brooks Automation, Inc. stockholders’ equity	514,157	518,009
Noncontrolling interest in subsidiaries	597	589

Total equity	514,754	518,598

Total liabilities and equity	$621,804	$636,620

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three months ended December 31,
	2011	2010
Revenues
Product	$97,098	$161,189
Services	23,130	17,178

Total revenues	120,228	178,367

Cost of revenues
Product	64,289	108,973
Services	15,582	12,075

Total cost of revenues	79,871	121,048

Gross profit	40,357	57,319

Operating expenses
Research and development	11,949	8,898
Selling, general and administrative	26,742	24,478
Restructuring charges	203	214

Total operating expenses	38,894	33,590

Operating income	1,463	23,729
Interest income	279	275
Interest expense	(7)	(1)
Other income, net	346	161

Income before income taxes and equity in earnings of joint ventures	2,081	24,164
Income tax provision	300	988

Income before equity in earnings of joint ventures	1,781	23,176
Equity in earnings of joint ventures	1,225	310

Net income	$3,006	$23,486
Net income attributable to noncontrolling interests	(8)	—

Net income attributable to Brooks Automation, Inc.	$2,998	$23,486

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.05	$0.37

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.05	$0.36

Shares used in computing earnings per share
Basic	64,812	64,263
Diluted	65,309	64,475

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three months ended December 31,
	2011	2010
Cash flows from operating activities
Net income	$3,006	$23,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,268	4,274
Stock-based compensation	1,743	1,209
Amortization of premium on marketable securities	654	410
Undistributed earnings of joint ventures	(1,225)	(310)
Gain on disposal of long-lived assets	—	(13)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	3,935	4,949
Inventories	5,874	(11,289)
Prepaid expenses and other current assets	(490)	2,117
Accounts payable	(5,910)	(3,424)
Deferred revenue	(2,427)	(330)
Accrued warranty and retrofit costs	(152)	(314)
Accrued compensation and benefits	(4,270)	(2,810)
Accrued restructuring costs	32	(985)
Accrued expenses and other	(929)	713

Net cash provided by operating activities	5,109	17,683

Cash flows from investing activities
Purchases of property, plant and equipment	(2,063)	(1,638)
Purchases of marketable securities	(23,579)	(38,704)
Sale/maturity of marketable securities	24,549	25,225
Acquisition, net of cash acquired	(8,716)	—
Decrease in restricted cash	430	—

Net cash used in investing activities	(9,379)	(15,117)

Cash flows from financing activities
Common stock dividend paid	(5,185)	—

Net cash used in financing activities	(5,185)	—

Effects of exchange rate changes on cash and cash equivalents	(165)	(77)

Net increase (decrease) in cash and cash equivalents	(9,620)	2,489
Cash and cash equivalents, beginning of period	58,833	59,823

Cash and cash equivalents, end of period	$49,213	$62,312

Notes on Non-GAAP Financial Measures:

The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below:

	Quarter ended
	December 31, 2011		September 30, 2011		December 31, 2010
	$	per share	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$2,998	$0.05	$12,098	$0.19	$23,486	$0.36

Purchase accounting impact on contracts acquired	360	0.01	957	0.01	—	—
Restructuring charges	203	0.00	479	0.01	214	0.00
Merger costs	221	0.00	719	0.01	—	—
Inventory charges recorded for acquisitions	—	—	625	0.01	—	—
One-time tax benefit	—	—	(2,758)	(0.04)	—	—

Adjusted net income (loss) attributable to Brooks Automation, Inc.	3,782	0.06	12,120	0.19	23,700	0.37

Stock-based compensation	1,734	0.03	1,541	0.02	1,209	0.02

Adjusted net income attributable to Brooks Automation, Inc., excluding stock-based compensation	$5,516	$0.08	$13,661	$0.21	$24,909	$0.39

	Quarter ended
	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010
Net income (loss) attributable to Brooks Automation, Inc.	$2,998	$12,098	$23,486

Less: Interest income	(279)	(267)	(275)
Add: Interest expense	7	26	1
Add: Income tax provision (benefit)	300	(3,369)	988
Add: Depreciation	3,262	3,177	3,345
Add: Amortization of completed technology	789	718	479
Add; Amortization of acquired intangible assets	1,217	1,018	450
Add: Stock-based compensation	1,743	1,541	1,209
Add: Restructuring charges	203	479	214
Add: Merger costs	221	719	—
Add: Purchase accounting impact on contracts acquired	360	957	—
Add: Inventory charges recorded for acquisitions	—	625	—

Adjusted EBITDA	$10,821	$17,722	$29,897

CONTACT:

Barbara Culhane

Brooks Automation, Inc.

Corporate Marketing Manager

978-262-2400

barbara.culhane@brooks.com

John Mills

Senior Managing Director

ICR, LLC

310-954-1105

john.mills@icrinc.com